UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland	20814-6522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(301) 986-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

At the annual meeting of stockholders held on April 28, 2006, the stockholders of Saul Centers, Inc. (the “Company”) approved an amendment to the Company’s First Amended and Restated Articles of Incorporation regarding stock ownership limitations. The amendment became effective on May 26, 2006 upon filing with the State of Maryland.

The amendment changes the Company’s existing stock ownership limits by (a) increasing the current stock ownership limitation of B. Francis Saul II, the Company’s Chief Executive Officer and Chairman of the Board, and affiliated entities from 29.9% to 39.9% of the outstanding shares of the Company’s equity stock and (b) decreasing the stock ownership limitation for all other stockholders of the Company from 5.0% to 2.5% of the outstanding shares of the Company’s equity stock.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
3.(a)	Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Name:	Scott V. Schneider
Title:	Senior Vice President and Chief Financial Officer

Dated: May 30, 2006